MEMORANDUM


          TO:        Bartley H. Calder

        FROM:        Richard H. Rhoads

        DATE:        December 17, 1993

          RE:        Separation Agreement

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The following is an outline of the separation agreement between you and NEBS.
The provisions illustrated below constitute the total benefits which will be provided to you as part of your separation from NEBS.

     1.   TERMINATION OF EMPLOYMENT

          On behalf of NEBS Board of Directors, your resignation as President and CEO is accepted effective December 31, 1993. Between November 11 and December 31, you will be considered on leave of absence with pay and will not exercise any power of the positions you have held at NEBS.

      2.  SEVERANCE PAY

          You will receive eleven months of severance pay. This pay will begin on January 1, 1994 and end on November 30, 1994. These payments will be deposited directly on or about the fifteenth of each month into the bank account you have designated. If, at the conclusion of this period, you have not been employed, NEBS will pay you additional monthly payments ($24,166.66) for up to twelve months or until you become employed, whichever occurs earlier. your continued receipt of severance payments is conditioned upon the terms set forth in paragraph 14 below.

      3. You will be entitled to receive 6/12 of the executive bonus which you would be entitled to receive pursuant to the FY94 NEBS Executive Bonus Plan (effective as of June 28, 1993) if such bonuses are paid for FY94. The fraction represents a pro-ration based on six months of active service during the fiscal year.



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      4.  VACATION PAY

          You will receive any accrued and unused vacation pay, which will be paid to you in a lump sum during the first week of January, 1994

      5.  OUTPLACEMENT COUNSELING

          To assist you in your search for a new job, NEBS will provide you with outplacement counseling at a cost not to exceed $43,500 (15% of your base salary) by a company of your choice, through such time, not later than November 30, 1995, or until you become employed, whichever occurs earlier.

      6.  STOCK OPTIONS

          You will have until December 31, 1993 to exercise all or any portion of the options which have been granted to you. After December 31, 1993, all unexercised grants will be null and void, in accordance with their terms.

      7.  HEALTH CARE

          NEBS will continue to pay your medical/dental/vision plan coverages at the established employee contribution level through June 30, 1995 (18 months from your termination date). This 18-month time frame will cover the period in which you normally would have the opportunity to continue coverage under the provisions of COBRA. You will be provided with further details regarding this subject under separate cover from Jim Savage in early January.

      8.  FSA

          If you are currently contributing to a health care FSA, we will continue to make payroll deductions through June 30, 1995.

      9.  LIFE INSURANCE

          Your life insurance will terminate effective December 31, 1993. If you wish to convert your lift insurance to an individual plan, you must contact CIGNA by January 30, 1994.



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     10.  401(k) PLAN

          Your participation in the 401(k) plan will cease December 31, 1993. Documentation regarding the distribution of your account balance will be provided to you in early January.

     11.  PENSION PLAN

          You are vested in the NEBS Pension Plan with credited service through December 31, 1993 and will be entitled to receive a future pension benefit under the terms and conditions of the Plan.

     12.  DISABILITY PROGRAMS

          Your NEBS disability programs will cease on December 31, 1993.
          If you are interested in a personal protection plan, we can provide the information for your review.

     13.  FINANCIAL COUNSELING

          You may continue to use the financial planning services of G.W. & Wade, Inc. through December 31, 1994 and the service of that firm for the preparation of your 1994 tax return.

     14.  USE AND DISCLOSURE OF TRADE SECRETS AND OTHER CONFIDENTIAL
          INFORMATION

          You represent that to the best of your knowledge, you do not now have, and you agree that you shall promptly return to NEBS, anything tangible or electronically keep or stored which constitutes, represents, evidences or records any trade secret or other confidential information of NEBS, retaining no copies thereof. You agree that you will not any time after November 11, 1993, directly or indirectly, use or disclose to any person any trade secrets or other confidential information of NEBS. The term "trade secret or other confidential information" shall mean any secret or confidential scientific, design, process, procedures, formula, invention or improvement, including without limitation, marketing plans or strategies, product development plans, business acquisition plans, new personnel acquisition plans, technical processes, research and development processesm and each of the Company's customer lists.

          If you enter into employment with a "competitor of NEBS" prior to November 30, 1995, or if you use or


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          disclose trade secrets or other confidential information of NEBS as defined in the preceding paragraph, you severance pay and benefits will be immediately terminated. "Competitor of NEBS" means:

             (a)	any of the following names companies or any companies
                 controlled by, controlling or under common control with any of them, or any successor to the business forms businesses of any of them by merger, split-off or acquisition of assets: Deluxe Corp., Moore Corp. Ltd., R.R. Donnelley & Sons Co., Rapid Forms, Quill, Ennis Business Forms, Inc., Alpha Graphics, Reynolds & Reynolds Co., Wallace Computer Services, Inc., American Business Products, John Harland Co., Duplex Products, Inc., Paris Business Forms, Inc., Inmac Corp., Viking or Staples, Inc., Office Depot or any other operator of a chain of office supply "superstores"; or

             (b) any individual, firm or corporation engaged in the United
                 States, Canada or the United Kingdom in any of the following businesses in which NEBS was engaged or was actively planning to engage prior to November 11, 1993: the manufacture, processing, distribution or sale by direct marketing or otherwise of business forms, business forms software, stationery, business cards, printed marketing products commonly used by small business, or equipment or software for desktop publishing.

I have asked Jim Savage to contact you in order to answer any questions you may have regarding your benefits.

                                     							NEW ENGLAND BUSINESS
						                                     	 SERVICE, INC.



                                     							By: /s/ Richard H. Rhoads
                                                ----------------------
							                                         Richard H. Rhoads
							                                         Chairman

                                  							Dated: 12/20/93
                                                -------------------

/s/ Bartley H. Calder
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Bartley H. Calder

Dated:  12/20/93
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